Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-3 No. 333-216203) of Marriott Vacations Worldwide Corporation,

2.	Registration Statement (Form S-8 No. 333-177798) pertaining to the Marriott Vacations Worldwide Corporation Stock and Cash Incentive Plan,

3.	Registration Statement (Form S-8 No. 333-205808) pertaining to the Marriott Vacations Worldwide Corporation Employee Stock Purchase Plan, and

4.	Registration Statement (Form S-8 No. 333-211037) pertaining to the Marriott Vacations Worldwide Corporation Deferred Compensation Plan;
of our report dated February 27, 2018, except for the retrospective changes for revenue described in Note 1 and the subsequent events described in Note 18, as to which the date is June 5, 2018, with respect to the consolidated financial statements of Marriott Vacations Worldwide Corporation included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP
Certified Public Accountants
Orlando, Florida
June 5, 2018